Exhibit 10.29

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated effective as of July 31, 2019, is entered into by and between THE TRŪ SHRIMP COMPANY, a Delaware corporation (the “Borrower”), and EAGLE ENERGY, LLC, a South Dakota limited liability company (the “Lender”).

RECITALS

WHEREAS, the Borrower desires to borrow from the Lender a loan in the original principal amount of SIX MILLION AND 00/100 DOLLARS ($6,000,000.00) (the “Loan”); and

WHEREAS, the Lender is willing to make the Loan on the terms and conditions set forth in this Agreement and the other Loan Documents (defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER TERMS

Section 1.1         Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate”: As to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Assignment”: A Collateral Assignment of Contract for Deed, made by the Borrower to and for the benefit of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof or the Loan Documents.

“Business Day”: Any day other than a Saturday, Sunday or other day when commercial banks are required or permitted by law to be closed in Minneapolis, Minnesota.

“Charges”: As defined in Section 7.18.

“Change of Control”: Any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 51% or more of the outstanding Equity Interests of the Borrower.

“Closing Date”: The date first above written.

“Collateral”: All property and assets granted as collateral security for the Loan pursuant to the Security Documents, whether real or personal property, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

“Debt”: Of any Person at any date, without duplication, means (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than accounts payable to trade creditors for goods or services which are not aged more than thirty (30) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition; (g) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in subsections (a) through (f) above; and (h) all obligations of the kind referred to in subsections (a) through (g) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that, if such Person has not assumed or become liable for the payment of such obligation, the amount of such Debt shall be limited to the lesser of (i) the principal amount of the obligations being secured and (ii) the fair market value of the encumbered property; and (i) all debt of any partnership, unlimited liability company or unincorporated joint venture in which such Person is a general partner, member or a joint venturer, respectively (unless such Debt is expressly made non-recourse to such Person).

“Default Rate”: As defined in Section 2.3(b).

“Equity Interests”: All shares, interests, participations or other equivalents (however designated) of or in a corporation, partnership, limited liability company, joint venture, trust or estate, whether or not voting, including but not limited to common stock, member interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Event of Default”: Any event described in Section 6.1.

“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority”: Any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Immediately Available Funds”: Funds with good value on the day and in the city in which payment is received.

“Land”: The Land, as defined in the Mortgage.

“Lien”: Any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Loan”: As defined in the Recitals of this Agreement.

“Loan Documents”: This Agreement, the Term Note, the Security Documents, and all other agreements, documents, certificates and instruments executed and delivered to the Lender by the Borrower in connection therewith, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect”: Any occurrence of whatsoever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) which could reasonably be expected to materially and adversely affect (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document, (c) the perfection or priority of any Lien purported to be created by any Loan Document, (d) the rights or remedies of the Lender under any Loan Document or (e) the ability of the Borrower to perform any of its material obligations under any Loan Document. Notwithstanding anything to the contrary, matters of that are of a general economic or political nature (and which do not affect the Borrower uniquely) shall not constitute a Material Adverse Effect.

“Maturity Date”: June 1, 2026.

“Maximum Rate”: As defined in Section 7.18.

“Mortgage”: A Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made by the Borrower to and for the benefit of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof or the Loan Documents.

“Obligations”: All advances to, and debts (including principal, interest, fees, costs and expenses), liabilities, covenants, reimbursements, indemnities and other obligations of, the Borrower arising under any Loan Document or otherwise with respect to the Loan, in all cases (a) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising or incurred and (b) including interest and fees that accrue after the commencement by or against the Borrower under any proceeding under any bankruptcy or insolvency laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Permitted Liens”: (a) liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business and not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the Collateral; provided that the Borrower has notified the Lender in writing of the Borrower’s intention to contest such lien and the Borrower prosecutes the contest with due diligence until completion; (c) easements, rights-of-way, restrictions and other similar encumbrances which have no material adverse effect on the value of the encumbered property and which are approved in writing by the Lender; (d) liens under workmen’s compensation, unemployment insurance, social security or similar legislation; (e) liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (f) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights; (g) Liens in favor of the Lender created pursuant to the Security Documents and the Loan Documents; and (h) liens listed on Schedule 1.1 attached hereto.

“Person”: Any natural person, association, company, corporation, firm, joint venture, limited liability company, limited partnership, partnership, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Property”: The Property, as defined in the Mortgage.

“Security Agreement”: A Security Agreement, made by the Borrower in favor of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof or the Loan Documents.

“Security Documents”: Collectively, the Security Agreement, the Mortgage, the Seller Consent, the Assignment, each confirmatory grant of security interest in intellectual property, each collateral assignment, each consent of lender, each lease assignment, and any other security agreement, pledge agreement, guaranty, mortgage, charge, deed of trust, financing statement, assignment or other similar instrument or document intended to grant, pledge, create, perfect or evidence a security interest in the Collateral to secure the Obligations, whether now or hereafter executed and delivered to the Lender pursuant to or in connection with the transactions contemplated hereby, as any of the foregoing may be amended, restated, supplemented and/or modified from time to time.

“Seller Consent”: A Seller Estoppel, Agreement and Consent to Mortgage.

“Subsidiary”: As to any Person, any corporation, partnership, limited liability company, joint venture, trust or estate or other entity of which Equity Interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned or controlled by the Borrower either directly or indirectly through one or more intermediaries.

“Taxes”: Any and all present or future taxes, levies, imposts, fees, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed, levied, withheld, collected or assessed by any Governmental Authority and any and all interest, penalties, fines and additions related thereto.

“Term Note”: As defined in Section 2.2.

“UCC Financing Statement”: As defined in Section 3.1(a)(ii).

Section 1.2         Other Terms. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, unless otherwise expressly provided; the definitions of terms herein shall apply equally to both the singular and plural forms of the terms defined, as the context may require; whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;” the word “will” shall be construed to have the same meaning and effect as the word “shall;” unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or;” the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; all references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to Persons shall be deemed to include their permitted successors and assigns; and all incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements.

ARTICLE II

TERMS OF LENDING

Section 2.1         The Loan. Subject to and upon the terms and conditions set forth herein, the Lender hereby agrees to make, and the Borrower hereby agrees to borrow and accept, the Loan. The Loan shall be disbursed in a single advance to or at the direction of the Borrower on the Closing Date, subject to the terms of this Agreement. Any amount borrowed and prepaid or repaid hereunder may not be re-borrowed. The term of the Loan shall commence on the Closing Date and shall end on the Maturity Date.

Section 2.2         The Term Note. The Borrower’s obligation to pay the principal of, and interest on, the Loan shall be evidenced by a promissory note of the Borrower payable to the order of the Lender in a principal amount equal to SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) as the same may be amended, restated, supplemented or otherwise modified from time to time, and shall be prepaid or repaid, in accordance with the terms of this Agreement (the “Term Note”).

Section 2.3         Interest and Fees. Interest and fees shall accrue and be computed as follows:

(a)    Subject to paragraph (b) below, interest on the outstanding and unpaid principal amount of the Loan shall accrue at a rate per annum equal to six and ninety-five hundredths percent (6.95%).

(b)    Upon an Event of Default, the Loan shall bear interest until paid in full at the rate per annum specified in the preceding paragraph (a) plus three and five hundredths percent (3.05%) (the “Default Rate”) and shall be payable on demand from the date of such non-payment until such amount is paid in full.

(c)    Interest and fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(d)    Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.4         Repayment; Evidence of Debt.

(a)    Interest on the unpaid principal amount of the Loan shall be due and payable on the first day of March, June, September and December in each year, commencing September 1, 2019, and ending on the Maturity Date, at which time all accrued and unpaid interest shall be due and payable in full.

(b)    In addition to and not in lieu of each interest installment due hereunder, principal shall be due and payable in quarterly installments of Three Hundred Thousand Dollars ($300,000.00) each on the first day of March, June, September and December in each year, commencing September 1, 2021, and ending on the Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon.

(c)    Whenever any payment to be made under this Agreement or under the Term Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

(d)    The Borrower hereby unconditionally promises to pay to the Lender in full in Immediately Available Funds, the unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon and other amounts owing under this Agreement, on the Maturity Date.

Section 2.5         Optional Prepayments. The Borrower may prepay the Loan, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid, and such prepayment will be applied to the installment or installments last falling due under this Agreement.

Section 2.6         Payments. Payments and prepayments of principal of, and interest on, the Loan and all fees, expenses and other obligations under this Agreement payable to the Lender shall be made without counterclaim, deduction, setoff or other reduction in Immediately Available Funds not later than 3:00 P.M. (Minnesota time) on the dates called for under this Agreement and the Term Note to the Lender (i) by wire transfer pursuant to written instructions provided by the Lender to the Borrower, (ii) at the Lender’s address set forth on the signature page hereof, or (iii) at such other address as the Lender directs in writing. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Term Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment. Any payment on the Loan shall be applied in the following order: first to any expenses (including expenses of collection) then due and payable to the Lender under any Loan Document, second to any accrued and unpaid interest, and third to the unpaid principal balance. If the Borrower at any time owes the Lender any indebtedness or obligation in addition to Loan, and if any indebtedness owed by Borrower to the Lender is then in default, then Borrower shall have no right to direct or designate the particular indebtedness or obligation on which any payment made by or collected from Borrower or other security shall be applied. Borrower waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the Lender.

Section 2.7         Use of Loan Proceeds. The proceeds of the Loan shall be used by the Borrower (i) for working capital purposes, (ii) to pay the fees and expenses incurred with the transactions contemplated by the Loan Documents, and (iii) to make certain debt payments as listed on Schedule 2.7 attached hereto, identifying the nature of the debt, creditor to whom the debt is owed, the payment amount, and the payment date.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1         Conditions of Making the Loan. The making and disbursement of the Loan shall be subject to the prior or simultaneous fulfillment of the following conditions:

(a)        Documents. The Lender shall have received the following:

(i)    This Agreement, the Term Note, the Security Agreement, the Mortgage, the Seller Consent, the Assignment, confirmatory grants of security interest in intellectual property, collateral assignments and consents of lender, each dated (as applicable) the Closing Date and duly executed and delivered (as applicable) by an authorized officer of the Borrower (as applicable) and any other party thereto.

(ii)    UCC-1 Financing Statements in form and substance satisfactory to the Lender (each, a “UCC Financing Statement”) is ready to be filed in each jurisdiction determined appropriate by the Lender in its sole discretion and such other evidence as the Lender may reasonably request demonstrating that upon such filing, the Lender will have a perfected first priority security interest in all Collateral in which a security interest can be perfected by such a filing, subject only to Permitted Liens.

(iii)    Completed UCC, tax lien, and judgment searches for the Borrower, in each case satisfactory to the Lender.

(iv)    Consents and subordinations with respect to any debt of the Borrower, other than the debt evidenced by the Loan Documents, if required by the Lender.

(v)    In form and substance satisfactory to the Lender, a certificate of the secretary (or other appropriate officer) of the Borrower, dated as of the Closing Date, certifying as to the following:

(A)    A true, correct and complete copy of the resolutions or unanimous written consent of the Borrower authorizing the execution, delivery, and performance of the Loan Documents to which it is a party;

(B)    The incumbency, names, titles, and signatures of the officers of the Borrower authorized to execute the Loan Documents to which the Borrower is a party;

(C)    A true, correct and complete copy of the certificate of incorporation of the Borrower with all amendments thereto, certified by the relevant authority of the jurisdiction of organization of the Borrower as of a date reasonably acceptable to the Lender;

(D)    A true, correct and complete copy of the bylaws or other equivalent constitutive documents of the Borrower; and

(E)    A certificate of good standing of the Borrower in its jurisdiction of organization and a certificate of good standing in each state in which the Borrower is qualified to do business, in each case as of a date reasonably acceptable to the Lender.

(vi)    In form and substance satisfactory to the Lender, a certificate signed by a duly authorized officer of the Borrower dated as of the Closing Date, certifying that:

(A)    The representations and warranties contained in Article IV of this Agreement and in Section 4 of the Security Agreement are correct on and as of the date of the Lender’s release of its signature page to this Agreement; and

(B)    No Event of Default has occurred and is continuing, or would result from the Loan.

(vii)      Any other documents or agreements requested by the Lender.

(b)    Fees and Expenses. The Lender shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable legal fees in the amount of

$30,000, mortgage registration tax in the amount of $13,800, plus other expenses in amount of $5,000), on or before the Closing Date.

(c)    No Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing as of the Closing Date.

(d)    Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date.

(e)    No Event of Default. No Event of Default shall have occurred and be continuing on the Closing Date, and no event or condition shall exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, including after giving effect to the disbursement of the Loan.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, to grant the Loan and to make the Loan hereunder, the Borrower and its Subsidiaries represent and warrant to the Lender as follows:

Section 4.1         Organization, Standing, Etc. The Borrower (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted, and to enter into this Agreement and to perform its obligations under the Loan Documents to which it is a party, (b) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a Material Adverse Effect, and (c) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any assets or expose the Borrower to any Material Adverse Effect.

Section 4.2         Subsidiaries. The Borrower has only one Subsidiary, TRŪ SHRIMP INTERNATIONAL, INC., a Delaware corporation, and such Subsidiary has no assets, debts or operations; the Borrower and shall not form or hold Equity Interests in any other Subsidiaries.

Section 4.3         Power; Authorization; Enforceability and Validity. The Borrower has the power and authority, and the legal right, to own or lease and operate its property, and to carry on its business as now conducted and as proposed to be conducted. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the Borrower. This Agreement constitutes, and the other Loan Documents when executed and delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies. Each Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower.

Section 4.4         No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of the Loan hereunder and the use of the proceeds thereof will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the organizational documents of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any lien or security interest thereunder. The Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to result in a Material Adverse Effect.

Section 4.5         No Event of Default. No Event of Default has occurred and is continuing and no default has occurred and is continuing under or with respect to any obligation of the Borrower could reasonably be expected to have a Material Adverse Effect.

Section 4.6         No Material Adverse Effect. Since the date of the last audited financials made available to the Lender, no development or event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.7         Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which it is a party, except for any necessary filing or recordation of or with respect to any of the Security Documents.

Section 4.8         Litigation. Except as set forth on Schedule 4.8, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower, could reasonably be expected to result in a Material Adverse Effect.

Section 4.9         Environment. The Borrower and each Subsidiary have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and each Subsidiary have been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. Neither the Borrower nor any Subsidiary has received notice of, nor knows of, or suspects, facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Borrower and its Subsidiaries are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Borrower nor its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

Section 4.10         Title to Property; Leases; Liens; Intellectual Property.

(a)    The Borrower has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any lien except Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Schedule 1.1 sets forth a complete and accurate list as of the date hereof of all Liens on the property or assets of the Borrower, showing as of the date hereof the lienholder thereof and the property or assets subject thereto.

(c)    Part A of Schedule 4.10 sets forth a complete and accurate list as of the date hereof of all real property owned by the Borrower or any of its Subsidiaries, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, record owner and book value thereof.

(d)    Part B of Schedule 4.10 sets forth a complete and accurate list as of the date hereof of all leases of real property under which the Borrower is the lessee, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

(e)    Part C of Schedule 4.10 sets forth a complete and accurate list as of the date hereof of all intellectual property under which the Borrower owns, is licensed to use or used in or necessary for the conduct of its business. No material claim has been asserted and is pending by any Person challenging the use, validity or effectiveness of such intellectual property, nor is the Borrower aware of any valid basis for any such claim. The use of such intellectual property by the Borrower does not materially infringe on the rights of any Person.

Section 4.11         Accuracy of Information, Etc. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject as of the Closing Date, and all other matters known to it as of the Closing Date, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of the Borrower to the Lender, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading.

Section 4.12         Security Documents.

(a)    The Security Agreement creates in favor of the Lender a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed as specified in the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the Uniform Commercial Code), the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the Uniform Commercial Code) or by obtaining control, under the Uniform Commercial Code (in effect on the date this representation is made) in each case prior and superior in right to any other Person, except for Permitted Liens.

(b)    Upon the execution and delivery thereof, the Mortgage will create in favor of the Lender, a legal, valid, continuing and enforceable Lien in the Property, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgage with the appropriate Governmental Authorities, the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantor thereunder in all Property that may be perfected by such filing (including without limitation the proceeds of such Property), in each case that is prior and superior in right to any other Person, except for Permitted Liens.

ARTICLE V COVENANTS

Until the Obligations have been paid in full and unless the Lender shall otherwise consent in writing:

Section 5.1         Financial Statements and Reports. The Borrower and each Subsidiary will furnish to the Lender:

(a)    As soon as available and in any event within thirty (30) days after the end of each fiscal quarter, the unaudited consolidated financial statements of the Borrower and its Subsidiaries (consisting of at least a balance sheet and statements of income and cash flow) for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, setting forth in comparative form figures for the corresponding period of the Borrower’s fiscal projections for such fiscal year, and prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

(b)    From time to time, evidence of payment of the outstanding past-due accounts payable and monthly reports of the use of proceeds and such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

All such financial statements shall be complete and correct and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or responsible officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Section 5.2         Notices. Accompanied by a statement of a responsible officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto, the Borrower will immediately and in any event within five (5) business days give the Lender written notice of:

(a)	The occurrence of any Event of Default;

(b)    Any (i) default or event of default under any material contract of the Borrower or (ii) litigation, suit, action, arbitration, investigation or proceeding that may exist at any time between the Borrower and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)    Any litigation or proceeding against the Borrower (i) and not covered in full by insurance, (ii) in which injunctive or similar relief is sought, or (iii) which relates to any Loan Document; and

(d)    Any matter, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.3         Organizational Existence. The Borrower will maintain its corporate existence or organizational existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

Section 5.4         Books and Records. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

Section 5.5         Right of Inspection. The Borrower will at any reasonable time and from time to time, permit the Lender, the Lender’s assignee (including First Farmers & Merchants National Bank) or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of (including without limitation monthly financial reports), and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower’s independent accountants.

Section 5.6         Compliance with Law. The Borrower will comply in all material respects with all laws, codes and ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, and will obtain and maintain all permits, licenses, certificates and approvals required by such laws, in each case except as could not be reasonably be expected to result in a Material Adverse Effect.

Section 5.7         Environment. The Borrower and each Subsidiary and their businesses, operations, assets, equipment, property, leaseholds, or other facilities will comply and maintain compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and each Subsidiary will obtain, comply and maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters.

Section 5.8         Maintenance of Property; Insurance. The Borrower will:

(a)    Maintain and preserve all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)    Maintain insurance with respect to its property and business (including without limitation, property and casualty and business interruption insurance) with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business; provided, however, that the Borrower may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties to the Borrower.

Section 5.9         Payment Covenants and Restrictions. The Borrower will not enter into any agreement, bond, note or other instrument with or for the benefit of any Person which would prohibit the Borrower from making payments upon the Loan as and when payable hereunder.

Section 5.10         Debt. The Borrower will not:

(a)    Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

(i)	Debt of the Borrower under this Agreement or the Term Note;

(ii)    Debt in existence on the Closing Date, but no voluntary prepayments, renewals, extensions, or refinancings thereof;

(iii)    Debt of the Borrower subordinated on terms satisfactory to the Lender to the Borrower’s obligations under this Agreement and the Term Note; and

(iv)    Accounts payable to trade creditors for goods or services which are not aged more than thirty (30) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

Section 5.11         Sale of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except inventory and obsolete equipment disposed of in the ordinary course of business.

Section 5.12         Dividends. The Borrower will not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary.

Section 5.13         Investments. The Borrower will not make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person.

Section 5.14         Transactions With Affiliates. The Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s- length transaction with a Person not an Affiliate.

Section 5.15         Liens. The Borrower will not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

(a)	Liens in favor of the Lender;

(b)    Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c)    Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d)    Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(e)    Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

(f)    Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

(g)    Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1         Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (“Event of Default”):

(a)    The Borrower shall fail to make when due, whether at stated maturity, by acceleration or otherwise, any payment of principal of or interest on the Loan or any other Obligation required to be paid to the Lender pursuant to this Agreement, and such failure shall continue unremedied for three (3) Business Days.

(b)    Any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Borrower in this Agreement or any other Loan Document or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth therein are stated or certified.

(c)    The Borrower shall fail to comply with any provision of Article V, and such failure to comply shall continue for ten (10) Business Days after the date the Lender gives notice of such failure to the Borrower.

(d)    The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 6.1) and such failure to comply shall continue for five (5) Business Days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender or, (ii) the date a Borrower should have given notice of such failure to the Lender, or (iii) the date the Lender gives notice of such failure to the Borrower.

(e)    Any default or event of default (however determined or described) shall occur under any of the Loan Documents (including the Security Documents) and shall continue beyond any grace period applicable thereto.

(f)    The Borrower shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within sixty (60) days, or the Borrower shall make an assignment for the benefit of creditors.

(g)    Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower or shall remain undismissed for sixty (60) days, or an order for relief shall have been entered against the Borrower.

(h)    Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for sixty (60) days undismissed.

(i)    One or more final and non-appealable judgments or decrees shall be entered against the Borrower by a court of competent jurisdiction involving, in the aggregate, a liability in an amount in excess of $25,000 and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

(j)    Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within sixty (60) days after the issuance thereof.

(k)    Any Security Document shall, at any time, cease for any reason to be valid, binding and in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Lender shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Lender.

(l)	Any Change of Control shall occur.

Section 6.2         Remedies. If (a) any Event of Default described in Sections 6.1(f), (g) or (h) shall occur with respect to the Borrower, the Term Note and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the outstanding unpaid principal amount of the Term Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Term Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Agreement or in the Term Note to the contrary notwithstanding, (ii) exercise all rights and remedies under any of the Loan Documents (including the Security Documents), and (iii) enforce all rights and remedies under any applicable law. The rights of the Lender under this Section 6.2 are in addition to other rights and remedies which the Lender may have.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1         Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.2         Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender incurred in connection with advising the Lender as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

Section 7.3         No Waivers, etc. No failure or delay on the part of the Lender or the holder of the Term Note to exercise any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein and in the other Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 7.4         Notices. Any notice or other communication to any party in connection with this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and shall be sent by manual delivery, email transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by email transmission, from the first Business Day after the date of sending if sent by overnight courier, or four (4) days after deposited in the mails if mailed.

Section 7.5         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lender.

Section 7.6         Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE TERM NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 7.7         Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA, OR ANY COURT LOCATED IN THE COUNTY OR COUNTIES IN WHICH THE PROPERTY IS LOCATED, AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 7.8         Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.9         Conflict of Interest Waiver. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CONFLICT OF INTEREST THAT DAVID FICK OR ANY OTHER PARTNER OF THE LENDER MAY HAVE AS A DIRECTOR OF THE BORROWER, AND THE BORROWER AGREES THAT INFORMATION RECEIVED BY DAVID FICK AS A DIRECTOR MAY BE SHARED WITH THE LENDER UNLESS THE BORROWER’S BOARD OF DIRECTORS DECIDES OTHERWISE AND THE LENDER AGREES TO KEEP PROPRIETARY OR SENSITIVE INFORMATION CONFIDENTIAL.

Section 7.10 Survival of Agreement. All representations, warranties, covenants and agreements made by the Borrower herein or in the other Loan Documents to which it is a party and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lender and shall survive the making of the Loan by the Lender and the execution and delivery to the Lender by the Borrower of the Term Note, regardless of any investigation made by or on behalf of the Lender and shall continue in full force and effect until the Obligations have been paid in full and the Loan has expired or been terminated; provided, however, that notwithstanding anything to the contrary, the obligations of the Borrower under Section 7.2 of this Agreement shall survive any termination of this Agreement.

Section 7.11 Captions, Headings. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 7.12 Entire Agreement. This Agreement and the other Loan Documents to which the Borrower or the Lender is a party embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.13         Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Lender harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

Section 7.14 Third Parties. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

Section 7.15         Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.16         Post-Closing. The Borrower hereby agrees that it will (i) cause to be delivered an executed License Assignment Consent by Texas A&M University within ten (10) days of the effective date of this Agreement, and (ii) cooperate with the Lender and comply with the Lender’s request regarding the performance, execution, and delivery of any Loan Document.

Section 7.17     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 7.18     Borrower’s Acknowledgments. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Lender does not have any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor and (c) no joint venture exists between the Borrower and the Lender.

Section 7.19     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts that are treated as interest on the Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Lender.

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IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

THE TRū SHRIMP COMPANY,
a Delaware corporation

By: /s/ Michael B. Ziebell
Printed Name: Michael B. Ziebell
Title: President & CEO

Address for Notices:

THE TRū SHRIMP COMPANY
330 3rd Street

Balaton, MN 56115

Attention: Michael B. Ziebell

Facsimile:______________
Email: Michael.ziebell@trushrimpcompany.com

S-1
Loan Agreement

LENDER:

EAGLE ENERGY, LLC,
a South Dakota limited liability company

By: /s/ David M. Fick
Printed Name: David M. Fick
Title: President

Address for Notices:

c/o EAGLE ENERGY, LLC

OAK

304 Splitrock Blvd.

Suite 201

Brandon, SD 57005

Attention: David Fick

Email: drequip@alliancecom.net

With copy to:

David Fick 26012 486th Ave.

Valley Springs, SD 57068

S-2

Loan Agreement

SCHEDULES

Schedules

Schedule 1.1	Liens

Schedule 2.7	Use of Loan Proceeds for Certain Debts

Schedule 4.8	Litigation

Schedule 4.10	Part A – Real Property
Part B – Leases of Real Property
Part C – Intellectual Property

SCHEDULE 1.1 TO

LOAN AGREEMENT

LIENS

a.	Kinetic Leasing holds a U.C.C. lien with a remaining principal of $369,861 as of June 30, 2019;

Kinetic Leasing holds a note secured by a U.C.C. lien against equipment provided to the Borrower for the Balaton Innovation Center, for which the lien has been filed with the Delaware Secretary of State and expires September 12, 2022.

The equipment and inventory financed by the Kinetic Leasing note is helping expand operations of the Borrower’s Innovation Center in Balaton, MN, the Borrower’s research and development center with two 54’ tidal basins and substantial research tanks. This equipment and inventory was valued using the historical cost basis. Pages 5-7 of the Kinetic Leasing Agreement include a detailed listing of the equipment and inventory funded by the Kinetic Leasing note.

As of June 30, 2019, the remaining principal on the Kinetic Leasing note stands at $369,861. The Borrower pays $19,561 monthly between principal and interest on this note, and the Borrower has been and is today current on all payments to Kinetic Leasing.

b.	Miron Construction Co., Inc. holds a mechanic’s lien for $910,907;

The Borrower owes Miron Construction Co., Inc. a total of $1,342,158 primarily related to the construction of the Balaton Bay Reef facility, of which $910,907.33 is secured by a lien held by Miron Construction Co., Inc.

Miron Construction served as construction manager for Balaton Bay Reef construction, providing all construction management services to the Borrower, including the hiring of subcontractors and managing subcontractor payments. Miron has filed a Hennepin County (MN) mechanic’s lien upon the Balaton Bay Reef real property located at 330 3rd St. Balaton, MN 56115 in Balaton MN, totaling $910,907.33, for the unpaid invoices owed to Miron.

Schedule 1.1

SCHEDULE 2.7 TO

LOAN AGREEMENT

USE OF LOAN PROCEEDS FOR DEBT PAYMENTS

The Borrower will use the $6,000,000 loan proceeds for the following purposes:

a.	$910,907 to pay off a portion of the amount owed to Miron Construction sufficient so that the mechanics lien related thereto will be lifted;

b.	$1,000,000 to pay off a portion of the amount owed to I&S Group, Inc.;

c.	$30,000 for legal fees, $13,800 for the mortgage registration tax, $5,000 for other expenses, all related to the Loan Documents; and

d.	$4,059,093 for Working Capital/General Corporate Purposes, of which $120,000 is due to Capella for debt financing fee.

Schedule 2.7

SCHEDULE 4.8 TO

LOAN AGREEMENT

LITIGATION

None.

Schedule 4.8

SCHEDULE 4.10 TO

LOAN AGREEMENT

I.	PART A – REAL PROPERTY

a.	Purchaser of Contract for Deed for 330 3rd St., Balaton, MN 56115:

The Borrower is the purchaser of the contract for deed from Knochenmus Enterprises for the Balaton, MN property on which the Balaton Bay Reef building stands, in Lyon County MN, address of 330 3rd Street, Balaton MN 56115, for the original purchase price of $1,300,000. The Borrower already has made payments on the contract for deed which have resulted in reducing the principal owed on the contract for deed by a total of $243,900. Including buildings, equipment and other improvements, the Balaton Bay Reef asset is valued at $10,576,451 based on historical cost basis of the property, less the amount outstanding owed to Miron Construction.

II.	PART B – LEASES OF REAL PROPERTY

a.	None.

III.	PART C – INTELLECTUAL PROPERTY

a.	U.S. Patents:

Holder	Patent Name	US Reg. No.	Issued
The trū Shrimp Company	Aquaculture, Environment Control, Apparatus, Systems, and Methods	10,251,375	4/09/2019
The trū Shrimp Company	Raceways and Systems Thereof	N/A; filed 6/7/2018	Pending
The trū Shrimp Company	Aquaculture Filtration Systems	N/A; filed 6/19/2019	Pending
The trū Shrimp Company	Aquaculture, Environment Control, Apparatus, Systems, and Methods	N/A; filed 3/7/2019	Continued application of Patent 10,251,375 listed above.

b.	License:

Holder	Patent Name	US Reg. No.	Issued
Texas A&M University	System & Method for Super- Intensive Shrimp Production	8,336,498 B2 8,985,055 B2	12/25/2012 03/24/2015

Schedule 4.10

c.	Trademarks:

Holder	Mark	Serial No.	U.S. Reg. No.
The trū Shrimp Company	Trū	86981969
The trū Shrimp Company	VRAYOS	88514834	Pending

d.	Registered Domains:

Trushrimpsystems.com

Registry Domain ID: 1905424243_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2017-02-22

Creation Date: 2015-02-25 Registry Expiry Date: 2020-02-25

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Trushrimpsystem.com

Registry Domain ID: 198266564_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2017-02-22

Creation Date: 2015-11-19 Registry Expiry Date: 2020-11-19

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Thetrushrimpcompany.com

Registry Domain ID: 2095914207_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2019-02-07

Creation Date: 2017-02-06 Registry Expiry Date: 2020-02-06

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Trushrimpcompany.com

Registry Domain ID: 2095914212_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2019-02-07

Creation Date: 2017-02-06 Registry Expiry Date: 2020-02-06

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Schedule 4.10

Tru-shrimp.com

Registry Domain ID: 1905112001_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2017-02-22

Creation Date: 2015-02-23 Registry Expiry Date: 2020-02-23

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Trushrimp.com

Registry Domain ID: 1905111999_DOMAIN_COM-VERSN

Registrar WHOIS Server: whois.godaddy.com

Registrar URL: http://www.godaddy.com Updated Date: 2017-02-22

Creation Date: 2015-02-23 Registry Expiry Date: 2020-02-23

Registrar: GoDaddy.com, LLC Registrar IANA ID: 146

Registrant State/Province: Minnesota Registrant Country: USA

Schedule 4.10